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Gurgaon- 122 002 (India)

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the draft disclosure of Cadista Holdings, Inc. (“the Company”) attached hereto as Exhibit A to be included in the Registration Statement on Form 10 of the Company to be filed with U.S. Securities and Exchange Commission. We agree with the statements made regarding our firm and our audit reports set forth in Exhibit A, except that we are not in a position to agree or disagree with the following:

•
The statement in the first paragraph of Exhibit A “regarding the Company’s desire to have an audit firm based in the United States to audit the Company’s consolidated financial statements and issue the audit report with respect to the consolidated financial statements included in its registration statement on Form 10 and subsequent periodic reports filed under the Securities Exchange Act of 1934.”; and

•	The statement in second paragraph of Exhibit A.

Very truly yours,

Gurgaon, India
19 May 2011

KPMG, an Indian partnership firm, and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Exhibit A

1
On March 22, 2011, Board of Directors of Cadista Holdings Inc. (“Company”) approved the engagement of KNAV P.A. (“KNAV”) as the Company’s independent registered public accounting firm for the year ended March 31, 2011 and to issue the audit report with respect to all of the financial statements included in this registration statement on Form 10. KPMG (“KPMG”). an Indian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative, had audited the Company’s consolidated financial statements for each of its fiscal years ended March 31, 2010 and March 31, 2009, KPMG resigned as our independent audit firm, effective as of March 21, 2011, after discussions with the Company regarding the Company’s desire to have an audit firm based in the United States to audit the Company’s consolidated financial statements and issue the audit report with respect to the consolidated financial statements included in its registration statement on Form 10 and subsequent periodic reports filed under the Securities Exchange Act of 1934.

2
During the fiscal years ended March 31, 2010 and March 31, 2009 and through March 22, 2011, neither the Company nor anyone on its behalf has consulted with KNAV with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KNAV concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(l)(v) of Regulation S-K).

3
The reports of KPMG on the Company’s consolidated financial statements for the years ended March 31, 2009 and March 31, 2010 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

4
During the years ended March 31, 2009 and March 31, 2010 and through March 21, 2011, there were no disagreements (as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years.

5	During the years ended, March 31, 2009 and March 31, 2010 and through March 21, 2011, there were no reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K).

6
The Company has provided KPMG with a copy of the above disclosures and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of KPMG’s letter dated May 19th, 2011 is attached as Exhibit 16.1 to this registration statement.

A Jubilant Life Sciences Company

Jubilant Cadista Pharmaceuticals Inc. (Formerly Cadista Pharmaceuticals Inc.) 207 Kiley Drive, Salisbury, MD 21801-2249 Tel 410-860-8500 Fax 410-860-8719 Website www cadista com	Sales & Marketing Office: 1155 Business Center Drive, Suite 220 Horsham. PA 19044-3422 Tel. 410-860-8500 Fax: 215-443-9646